Exhibit 10.29
DEED OF LEASE
BY AND BETWEEN
EW BETHESDA OFFICE INVESTORS, LLC,
a Delaware limited liability company
AS LANDLORD
AND
SUCAMPO PHARMACEUTICAL, INC.,
a Delaware corporation
AS TENANT
DATED DECEMBER 18, 2006

TABLE OF CONTENTS

1.	DEMISE	1

2.	PREMISES	1

3.	TERM	2

4.	RENT	2

5.	UTILITIES AND SERVICES	9

6.	LATE CHARGE	11

7.	SECURITY DEPOSIT	12

8.	POSSESSION	13

9.	USE OF PREMISES	13

10.	ACCEPTANCE OF PREMISES	15

11.	SURRENDER	15

12.	ALTERATIONS AND ADDITIONS	16

13.	MAINTENANCE AND REPAIRS OF PREMISES	17

14.	LANDLORD’S INSURANCE	18

15.	TENANT’S INSURANCE	18

16.	INDEMNIFICATION	19

17.	SUBROGATION	20

18.	SIGNS	20

19.	FREE FROM LIENS	21

20.	ENTRY BY LANDLORD	21

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21.	DESTRUCTION AND DAMAGE	22

22.	CONDEMNATION	23

23.	ASSIGNMENT AND SUBLETTING	24

24.	TENANT’S DEFAULT	28

25.	LANDLORD’S REMEDIES	29

26.	LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS	31

27.	ATTORNEY’S FEES	32

28.	TAXES	32

29.	EFFECT OF CONVEYANCE	32

30.	TENANT’S ESTOPPEL CERTIFICATE	32

31.	SUBORDINATION	33

32.	ENVIRONMENTAL COVENANTS	34

33.	NOTICES	37

34.	WAIVER	37

35.	HOLDING OVER	37

36.	SUCCESSORS AND ASSIGNS	38

37.	TIME	38

38.	BROKERS	38

39.	LIMITATION OF LIABILITY	38

40.	FINANCIAL STATEMENTS	39

41.	RULES AND REGULATIONS	39

42.	MORTGAGEE PROTECTION	40

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43.	INTENTIONALLY OMITTED	40

44.	PARKING	40

45.	ENTIRE AGREEMENT	41

46.	INTEREST	41

47.	GOVERNING LAW; CONSTRUCTION	41

48.	REPRESENTATIONS AND WARRANTIES OF TENANT	42

49.	NAME OF BUILDING	43

50.	SECURITY	43

51.	JURY TRIAL WAIVER	44

52.	RECORDATION	44

53.	RIGHT TO LEASE	44

54.	FORCE MAJEURE	44

55.	ACCEPTANCE	44

56.	RENEWAL OPTION	45

57.	RIGHT OF FIRST OFFER	46

58.	TENANT ACCESS	46

59.	STORAGE SPACE	46

60.	ROOF RIGHTS	46

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Index of Exhibits

A	Diagram of the Premises

B	Tenant Improvements

C	Commencement and Expiration Date Memorandum

D	Rules and Regulations

E	Form of Estoppel Certificate

F	Form of Subordination, Non-Disturbance and Attornment Agreement

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INDEX OF DEFINED TERMS
Paragraph #

ADA	9

Additional Rent	4

Additional Space	57

Alterations	12

Bank	7

Base Insurance Expenses	4

Base Operating Expenses	4

Base Rent	4

Base Taxes	4

Base Utility Expenses	4

Base Year	4

Building	2

Casualty Discovery Date	21

Commencement Date	3

Common Areas	2

Computation Year	4

Condemnation	22

CPA	4

Default	24

Dish	9

Electric Rates	5

Electric Service Provider	5

Electricity Charge	5

Environmental Laws	32

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Expiration Date	3

Extension Notice	56

Force Majeure	54

Guarantor	24

Hazardous Materials	32

Holder	42

Insurance Expenses	4

Landlord Parties	39

Landlord’s Agents	8

Landlord’s Investment Advisors	15

Laws	9

Lease	Introduction

Lease Guarantor	7

Letter of Credit	7

Mold Conditions	32

Normal Business Hours	5

Offer Terms	57

Operating Expenses	4

Option	56

Option Period	56

Parking Areas	2

Payment of Additional Rent	4

Premises	1

Private Restrictions	9

Project	2

Proportionate Share	4

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Related Corporation	23

Rent	4

Rules and Regulations	41

Successor Landlord	31

Superior Lease(s)	31

Superior Lessor	31

Superior Mortgage(s)	31

Systems	4

Taxes	4

Tenant Improvements	Exhibit B

Tenant’s Agents	9

Tenant’s Property	15

Term	3

Utilities	4

Utility Expenses	4

Visitor Parking Fees	44

Visitors	44

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LEASE AGREEMENT
BASIC LEASE INFORMATION

Lease Date:	December 18, 2006

Landlord:	EW BETHESDA OFFICE INVESTORS, LLC

Landlord’s Address:	c/o UBS Realty Investors LLC
242 Trumbull Street
Hartford, Connecticut 06103-1205

All notices sent to Landlord under this Lease shall be sent to the above address, with copies to:

LPC Commercial Services, Inc.
4520 East-West Highway
Bethesda, MD 20814

Tenant:	SUCAMPO PHARMACEUTICAL, INC., a Delaware corporation

Tenant’s Contact Person:	Kei Tolliver

Tenant’s Address and
Telephone Number:	Before Lease Commencement: 4733 Bethesda Avenue, Suite 450
Bethesda, MD 20814

(301) 961-3400

After Lease Commencement:
At the Premises
Attn: Chief Financial Officer
(301) 961-3400

Premises Square
Footage:	Approximately Twenty-Five Thousand Sixteen (25,016) rentable square feet

Premises Address:	4520 East-West Highway, Suite 300
Bethesda, Maryland 20814

Building:	4520 East-West Highway
Bethesda, Maryland 20814

Building Square
Footage:	Approximately One Hundred Seventy-four Thousand Four Hundred Forty-eight (174,448)

Tenant’s Proportionate
Share of Building:	14.34%

Length of Term:	One Hundred Seventeen (117) months

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Commencement Date:	May 15, 2007

Rent Commencement Date:	October 15, 2007

Expiration Date:	February 15, 2017

				Monthly
		Annual Base	Annual Base	Base
Base Rent:	Months	Rate	Rent	Rent
	1-5	$0	$0	$0
	6-17	$34.00	$850,544.00	$70,878.67
	18-29	$35.02	$876,060.32	$73,005.03
	30-41	$36.07	$902,327.12	$75,193.93
	42-53	$37.15	$929,344.40	$77,445.37
	54-65	$38.26	$957,112.16	$79,759.35
	66-77	$39.41	$985,880.56	$82,156.71
	78-89	$40.59	$1,015,399.44	$84,616.62
	90-101	$41.81	$1,045,918.96	$87,159.91
	102-113	$43.06	$1,077,188.96	$89,765.75
	114-117	$44.35	$1,109,459.60 *	$92,454.97

* Annualized

Prepaid Base Rent:	Seventy Thousand Eight Hundred Seventy-eight and 67/100 Dollars ($70,878.67)

Month(s) to which
Prepaid Base Rent
will be Applied:	Sixth (6th) month of the Term

Base Year:	2007 calendar year

Security Deposit:	Two Hundred Twelve Thousand Six Hundred Thirty-six and 01/100 Dollars ($212,636.01)

Permitted Use:	General office use consistent with the standards of a “Class A” office building.

Parking Spaces:	Fifty (50) spaces at the then prevailing market rate, currently $150 per month for exclusive and designated parking spaces, and $100 per month for nonexclusive and undesignated parking spaces. Two (2) of the foregoing spaces may be reserved by Tenant.

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Broker(s):	LPC Commercial Services, Inc. (Landlord’s Broker) Newmark of Washington DC, LLC (Tenant’s Broker)

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DEED OF LEASE
     THIS DEED OF LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Deed of Lease (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Deed of Lease are and shall be construed as a single instrument and are referred to herein as the “Lease”.
          1. DEMISE
     In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.
          2. PREMISES
     The Premises demised by this Lease are located in that certain building (the “Building”) specified in the Basic Lease Information, which Building is located in that certain real estate development (the “Project”) specified in the Basic Lease Information. The Premises has the address and contains the square footage specified in the Basic Lease Information. All measurements set forth in this Lease are measured in accordance with the BOMA Standard Method of Measurement for Office Buildings, American National Standard z.65-1-1996, which square footage may be verified by Tenant’s architect at Tenant’s sole cost and expense. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. Tenant shall have the non-exclusive right (in common with the other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that with respect to the Project’s parking areas (the “Parking Areas”), Tenant shall have only the rights, if any, set forth in Paragraph 44 below. For purposes of this Lease, the term “Common Areas” shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Project that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, guests and invitees.
     Tenant understands and agrees that the Premises shall be leased by Tenant in its as-is condition without any improvements or alterations by Landlord unless Landlord has expressly agreed to make such improvements or alterations in a tenant improvement work agreement attached hereto, if at all, as Exhibit B. If Landlord has agreed to make any such improvements or alterations, then the Premises demised by this Lease shall include any Tenant Improvements (as that term is defined in the aforesaid tenant improvement work agreement) to be constructed by Landlord within the interior of the Premises. Landlord shall construct any Tenant Improvements on the terms and conditions set forth in Exhibit B, if attached hereto. Landlord and Tenant agree to and shall be bound by the terms and conditions of Exhibit B, if any.
     Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas, the Building and/or the Project, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof, and (e) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas, the Building and/or the Project as Landlord may, in its sole discretion, deem to be appropriate. Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building. In connection with any of the foregoing activities of Landlord, Landlord shall (i) use reasonable efforts while conducting such activities to minimize any interference with Tenant’s use of the Premises; (ii) not increase Tenant’s Proportionate Share of the Building or the Project; and (iii) use commercially reasonable efforts to give Tenant reasonable prior notice of its intention to work on the Premises.
     No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.
          3. TERM
     The term of this Lease (the “Term”) shall be for the period of months and days specified in the Basic Lease Information, commencing on May 15, 2007 (the “Commencement Date”). Promptly after the Commencement Date, Landlord and Tenant shall promptly execute a Commencement and Expiration Date Memorandum in the form attached hereto as Exhibit C, wherein the parties shall specify the Commencement Date, the date on which the Term expires (the “Expiration Date”) and the date on which Tenant is to commence paying Rent (as defined below).
          4. RENT
     (a) Base Rent. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, in advance on the first day of each month thereafter, and, except as required by this Lease, without further notice or demand and without abatement, offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”).
     Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit and Prepaid Rent to be applied toward Base Rent for the month of the Term specified in the Basic Lease Information.
     As used in this Lease, the term “Additional Rent” shall mean all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease.

     (b) Additional Rent.
          (1) During the Term, in addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4, (i) Tenant’s Proportionate Share(s) of Operating Expenses (as defined below), (ii) Tenant’s Proportionate Share(s) of Insurance Expenses (as defined below) attributable to each Computation Year, (iii) Tenant’s Proportionate Share(s) of Utility Expenses (as defined below) attributable to each Computation Year, and (iv) Tenant’s Proportionate Share(s) of Taxes (as defined below) attributable to each Computation Year.
          (2) As used in this Lease, the following terms shall have the meanings specified:
               (A) “Operating Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof, including, without limitation, all the following items:
          (i) Common Area Operating Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including, without limitation, any Parking Areas owned by Landlord for the use of tenants, and further including, without limitation, supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including Parking Areas (including, without limitation, all costs of restriping Parking Areas, but exclusive of resurfacing costs), signs and directories on the Building and/or the Project, landscaping (including, without limitation, maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.
          (ii) Parking Charges; Public Transportation Expenses. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building or the Project after the Commencement Date, and the cost of maintaining any public transit system, vanpool, or other public or semi-public transportation imposed upon Landlord’s ownership and operation of the Building and/or the Project.
          (iii) Maintenance and Repair Costs. All costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof and the personal property used in conjunction therewith, including insurance deductibles and, without limitation, (a) all costs paid under third party maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (b) all costs to maintain and repair the roof coverings of the Building or the Project or any part thereof, (c) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, sewer, drainage, electrical, fire protection, escalator, elevator, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises, the Building and/or the Project or any part thereof (collectively, the “Systems”), (d) the cost of all cleaning and janitorial services and supplies, the cost of window glass replacement and repair, (e) the cost of maintenance and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building, and (f) subject to 4(b)(2)(A)(vi) below, costs for improvements made to the Project which, although capital in nature, Landlord determines, in its sole discretion, are necessary to enhance the security systems and improve security measures at the Project.
          (iv) Life Safety and Security Costs. All costs to install, maintain, repair and replace all life safety systems, including, without limitation, (a) all fire alarm systems, serving the Premises, the Building and/or the Project or any part thereof (including all third party maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise, and (b) all costs of security and security systems at the Project, including, without limitation; (i) wages and salaries of all third-party employees engaged in the security of the Project; (ii) all supplies, materials, equipment, and devices used in the security of the Project, and any upgrades thereto; and (iii) all third party service or maintenance contracts with independent contractors for Project security, including, without limitation, alarm service personnel, security guards, watchmen, and any other security personnel.
          (v) Management and Administration. All costs for management and administration of the Premises, the Building and/or the Project or any part thereof, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for all employees (up to and including the level of property manager) and third party contractors engaged in the management, operation, maintenance, repair and protection of the Building and the Project, whether located on the Project or off-site, payroll taxes and legal and accounting costs, fees for licenses and permits related to the ownership and operation of the Project, and office rent for the Building and/or Project management office or the rental value of such office if it is located within the Building and/or Project (but only for an office of 1,000 rentable square feet or less).
          (vi) Capital Improvements. Amounts paid for capital improvements or other costs incurred in connection with the Project (a) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or (b) relate to an expenditure which is required to comply with changes in governmental law or regulation which occur after the Commencement Date; and then in both cases only to the extent in any one year of the amount equal to the total expenditure divided by the useful life of the improvement which requires such cost.
          (vii) Operating Expenses shall not include the following: original construction costs of the Building; expenses for repairs, replacements or maintenance arising from the initial construction of the Building to the extent such expenses are either (i) reimbursed to Landlord by virtue of warranties from contractors or suppliers; or (ii) result by reason of deficiencies in design or workmanship, except conditions resulting from ordinary wear and tear; cost of expenses associated with leasing space in the Building or the sale of any interest in the Building, including, without limitation, advertising and marketing, commissions or any amounts paid for or on behalf of any tenant such as space planning, moving costs, rental and other tenant concessions; amounts paid to any partners, shareholder, officer, or director of Landlord, for salary or other compensation; reserves for repairs, maintenance, and replacements; any amounts paid to any person, firm, or corporation related to or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners to the extent they materially exceed arms-length competitive prices paid in the Metropolitan Washington, D.C. area. for the services or goods provided; costs of electricity outside normal business hours sold to tenants of the Building by Landlord; costs of repairs incurred by reason of fire or other casualty or condemnation whether or not Landlord receives compensation therefore through the proceeds of insurance or condemnation awards (exclusive of insurance deductibles); costs of renovating or otherwise improving space for new or existing tenants or in renovating space vacated by any tenant or any other work which Landlord performs for any tenant; interest, penalties or liens arising by reason of Landlord’s failure to timely pay any operating expense (including ground rent) or real estate tax due; compensation paid to clerks, attendants, sales persons, or other persons on or in commercial concessions (including the parking garage) operated in the Building; costs relating to maintaining Landlord’s existence, as a corporation, partnership or other entity, such as trustee’s fees, annual fees, corporate or partnership organization or administration expenses, deed recordation expenses, and legal and accounting fees (other than with respect to building operations); costs (including fines and penalties imposed) incurred by Landlord to remove any hazardous or toxic wastes, materials or substances from either the Building or land; the cost of any “tap fees” or one time lump sum sewer or water connection fees for the Building; Landlord’s general corporate overhead and general and administrative expenses; costs directly resulting from the gross negligence or willful misconduct of Landlord or its agents, contractors or employees; salaries, wages, or other compensation paid to employees of any property management organization being paid a fee by Landlord for its services where such services are covered by a management fee; costs related to any Building or land not included in the Property, including any allocation of costs incurred on a shared basis, such as centralized accounting costs, unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of any costs actually attributable to the Property; costs incurred to remedy, repair, or otherwise correct any defects or violations of the Building which exist as of the Commencement Date; costs for sculpture, paintings and other art objects; increased insurance premiums caused by Landlord’s or any other tenant’s hazardous acts; cost of any item, service or repair to the extent Landlord is actually reimbursed by a warranty, guaranty or insurance policy; improvements to common areas specifically undertaken by Landlord as inducements or concessions in order to lease space to new or existing tenants, which would not have otherwise been undertaken; rental costs and related expenses for leasing systems or equipment that would be considered a capital improvement or expenditure if purchased; and costs of selling, syndicating, financing, mortgaging or hypothecating any part of or interest in the Property.
     Notwithstanding anything in this Paragraph 4(b) to the contrary, Insurance Expenses, Utility Expenses and Taxes shall not be deemed to constitute “Operating Expenses” for purposes of this Paragraph 4(b)(2)(A).
               (B) “Insurance Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the obtaining of insurance on the Premises, the Building and/or the Project or any part thereof or interest therein, including, without limitation, premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion, and any deductibles paid under policies of any such insurance. The foregoing shall not be deemed an agreement by Landlord to carry any particular insurance relating to the Premises, Building, or Project.

               (C) “Utility Expenses” means the cost of all electricity, water, gas, sewers, oil and other utilities (collectively, “Utilities"), including any third party surcharges imposed, serving the Premises, the Building and the Project or any part thereof that are not separately metered to Tenant or any other tenant, and any third party amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Project or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as contemplated in Paragraph 5 below.
               (D) “Taxes” means all real estate taxes and assessments, which shall include any form of tax, assessment (including any special or general assessments and any assessments or charges for Utilities not otherwise included under Section 4(c) or similar purposes included within any tax bill for the Building or the Project or any part thereof, including, without limitation, entitlement fees, allocation unit fees and/or any similar fees or charges), fee, license fee, business license fee, levy, penalty (if a result of Tenant’s delinquency), sales tax, rent tax, occupancy tax or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, (i) any gross income or excise tax levied by any of the foregoing authorities, with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof, (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or surcharged against the Parking Areas. “Taxes” shall also include reasonable legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes. Tenant will receive Tenant’s Proportionate Share of any awards Landlord receives in connection with tax contests which relate to a period during the Lease Term.
               (E) “Base Year” shall mean the calendar year specified in the Basic Lease Information.
               (F) “Base Operating Expenses” shall mean the amount of Operating Expenses for the Base Year.
               (G) “Base Insurance Expenses” shall mean the amount of Insurance Expenses for the Base Year.
               (H) “Base Taxes” shall mean the amount of Taxes for the Base Year.
               (I) “Base Utility Expenses” shall mean the amount of Utility Expenses for the Base Year. Notwithstanding anything to the contrary contained in this Lease, Base Utility Expenses shall not include increases in utility costs due to extraordinary circumstances, including, without limitation, conservation, bond and/or debt repayment surcharges, charges of a one-time nature, boycotts, strikes, embargoes or other events resulting in shortages.
               (J) “Computation Year” shall mean each twelve (12) consecutive month period commencing January 1 of each year during the Term, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Proportionate Share(s) of Operating Expenses, of Insurance Expenses, of Utility Expenses and of Taxes shall be equitably adjusted for the Computation Years involved in any such change.
               (K) Landlord shall have no obligation to return, rebate or credit to Tenant any refund, rebate, or return of Operating Expenses received by Landlord after the date which is 18 months after the Expiration Date of the Lease. Tenant shall have no obligation to pay any Operating Expense charged by Landlord after the date which is 18 months after the Expiration Date of this Lease.
     (c) Payment of Additional Rent.
          (1) Within ninety (90) days of the end of each Computation Year or as soon thereafter as practicable (but in no event more than two hundred seventy (270) days after the end of each Computation Year), Landlord shall give to Tenant notice of Landlord’s estimate of the total amounts that will be payable by Tenant under Paragraph 4(b) for the following Computation Year, and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord determines that the amounts payable under Paragraph 4(b) for the current Computation Year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may reasonably revise the estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate. By April 1 of each calendar year following the initial Computation Year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior Computation Year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year is less than the actual Additional Rent chargeable to Tenant for such prior Computation Year, then Tenant shall pay the difference in a lump sum within thirty (30) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior Computation Year shall, at Tenant’s option, be either credited towards the Additional Rent next due or returned to Tenant in a lump sum payment within thirty (30) days after delivery of such statement.
          (2) Landlord’s then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, with respect to the year in which this Lease expires or terminates, Tenant shall remain liable for a period of 18 months after the expiration of the Lease for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.
          (3) With respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building, as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise; provided, however, that no such remeasurement may occur during the original Term, unless due to Tenant leasing additional space in the Building.
          (4) In the event the average occupancy level of the Building or the Project for the Base Year or any Computation Year is not ninety-five percent (95%) or more of full occupancy, then the Operating Expenses that vary with occupancy for such year shall be apportioned among the tenants by the Landlord to reflect those costs which would have occurred had the Building or the Project, as applicable, been ninety-five percent (95%) occupied during such year.
          (5) Without limiting the terms of Paragraph 4(c) above, Landlord reserves the right from time to time to remeasure the Premises, the Building and/or the Project in accordance with the current or revised standards promulgated from time to time by the Building Owners and Managers Association (BOMA) or the American National Standards Institute or other generally accepted measurement standards utilized by Landlord and to thereafter adjust the Proportionate Share(s) of Tenant and any other affected tenants of the Building and/or Project.
     (d) General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 46 below, are referred to as the “Rent”. All Rent shall be paid in lawful money of the United States of America. Checks are to be made payable to EW Bethesda Office Investors, LLC, and shall be delivered to: LPC Commercial Services, Inc., 4520 East-West Highway, Bethesda, MD 20814, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.
     (e) Statements Binding. Every statement given by Landlord pursuant to paragraph (c) of this Paragraph 4 shall be conclusive and binding upon Tenant unless (i) within one hundred twenty (120) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to arbitration within one hundred twenty (120) days after receipt of the statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay Additional Rent in accordance with Landlord’s statement and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay Tenant the amount of Tenant’s overpayment of Additional Rent resulting from compliance with Landlord’s statement.

     (f) Audit Rights. Provided Tenant notifies Landlord in accordance with the terms of paragraph (e) above that Tenant disputes a statement received from Landlord, Tenant or its CPA (as defined below) shall have the right, at Tenant’s sole cost and expense, provided Tenant utilizes a Certified Public Accountant (the “CPA”) compensated on an hourly basis, upon at least thirty (30) days prior notice to Landlord at any time during regular business hours to audit, review and photocopy Landlord’s records pertaining to Operating Expenses for the immediately previous calendar year only; provided, however, to the extent that Tenant’s audit identifies one or more material discrepancies, Tenant may audit the books and records for the previous two (2) years with respect to those discrepancies. Tenant shall complete the audit and present any disputed charges to Landlord, in writing, within six months of receipt of Landlord’s statement pursuant to Paragraph (c) of this Paragraph 4. If, following Landlord’s receipt of the audit and any disputed charges (the “Report Date”), Landlord disputes the findings contained therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Date, the dispute shall be resolved by binding arbitration as follows: Landlord and Tenant shall each designate an independent certified public accountant, which shall in turn jointly select a third independent Certified Public Accountant (the “Third CPA”). The Third CPA, within thirty (30) days of selection, shall, at Tenant’s sole expense (unless the Third CPA resolves the difference in Tenant’s favor, in which event Landlord shall pay the cost of the Third CPA in an amount not to exceed $2,000.00), audit the relevant records and certify the proper amount within. That certification shall be final and conclusive. If the Third CPA determines that the amount of Operating Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the Third Party CPA’s decision, without interest. Tenant agrees to keep all information thereby obtained by Tenant confidential and to obtain the agreement of its CPA and Third CPA to keep all such information confidential. Tenant shall provide a copy of such CPA agreements to Landlord promptly upon request.
          5. UTILITIES AND SERVICES
     (a) From 8:00 a.m. to 6:00 p.m. on weekdays, and 8:00 a.m. to 12:00 p.m. Saturdays (“Normal Business Hours” (excluding legal holidays)), Landlord shall furnish to the Premises electricity for lighting and operation of customary office machines, water, heat and air conditioning, and elevator service (at least one elevator shall be in service 24 hours a day, 7 days a week). During all other hours, Landlord shall furnish such service except for heat and air conditioning. Landlord shall provide janitorial services for the Premises on weekdays (excluding legal holidays) as determined reasonably necessary by Landlord. Tenant shall separately arrange with, and pay directly to, the applicable local public authorities or utilities, as the case may be, for the furnishing, installation and maintenance of all telephone services and equipment as may be required by Tenant in the use of the Premises. Landlord shall not be liable for any damages resulting from interruption of, or Tenant’s inability to receive such service, and any such inability shall not relieve Tenant of any of its obligations under this Lease. If at any time during the Term Landlord shall determine that installation of a separate electrical meter for the Premises is necessary or desirable as a result of Tenant’s electrical usage, Landlord shall pay the cost of installing and maintaining such meter and Tenant shall pay the cost of Tenant’s electrical usage as measured by such meter.
     (b) If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and the cost of such services as established by Landlord shall be paid by Tenant as Additional Rent, payable concurrently with the next installment of Base Rent. As of the date of this Lease, the overtime HVAC charge is $50.00 per hour, per floor.
     (c) Without limiting the terms of Paragraph 5(a) above, Tenant acknowledges that Landlord has contracted with Potomac Electric Power Company to provide electricity for the Building, and that Landlord reserves the right to change the provider of such service at any time and from time to time in Landlord’s sole discretion (any such provider being referred to herein as the “Electric Service Provider”). Tenant shall obtain and accept electrical service for the Premises only from and through Landlord, in the manner and to the extent expressly provided in this Lease, at all times during the term of this Lease, and Tenant shall have no right (and hereby waives any right Tenant may otherwise have) (i) to contract with or otherwise obtain any electrical service for or with respect to the Premises or Tenant’s operations therein from any provider of electrical service other than the Electric Service Provider, or (ii) to enter into any separate or direct contract or other similar arrangement with the Electric Service Provider for the provision of electrical service to Tenant at the Premises. Tenant shall cooperate with Landlord and the Electric Service Provider at all times to facilitate the delivery of electrical service to Tenant at the Premises and to the Building, including without limitation allowing Landlord and the Electric Service Provider, and their respective agents and contractors, (a) to install, repair, replace, improve and remove and any and all electric lines, feeders, risers, junction boxes, wiring, and other electrical equipment, machinery and facilities now or hereafter located within the Building or the Premises for the purpose of providing electrical service to or within the Premises or the Building, and (b) reasonable access for the purpose of maintaining, repairing, replacing or upgrading such electrical service from time to time. Tenant shall provide such information and specifications regarding Tenant’s use or projected use of electricity at the Premises as shall be required from time to time by Landlord or the Electric Service Provider to efficiently provide electrical service to the Premises or the Building. In no event shall Landlord be liable or responsible for any loss, damage, expense or liability, including without limitation loss of business or any consequential damages, arising from any failure or inadequacy of the electrical service being provided to the Premises or the Building, whether resulting from any change, failure, interference, disruption, or defect in the supply or character of the electrical service furnished to the Premises or the Building, or arising from the partial or total unavailability of electrical service to the Premises or the Building, from any cause whatsoever, or otherwise, nor shall any such failure, inadequacy, change, interference, disruption, defect or unavailability constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement or diminution of Rent or otherwise relieve Tenant from any of its obligations under this Lease.
     (d) Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.

     (e) Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.
     (f) Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, other than normal fractional horsepower office equipment, or occupancy of the Premises by more than one person per 200 rentable square feet. Landlord warrants that all HVAC equipment serving the Premises will be in good working order as of the Commencement Date. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of this Paragraph 5. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. Tenant shall not use water or heat or air conditioning in excess of that normally supplied by Landlord. Tenant’s consumption of electricity shall not exceed five (5) watts per rentable square foot.
     (g) Notwithstanding the foregoing, (i) to the extent any of the foregoing services for which Landlord is responsible are not furnished to the Premises for five (5) or more consecutive days after Landlord receives notice from Tenant, (ii) the Premises are rendered untenantable due to the Landlord’s failure to deliver such services, and (iii) the Landlord is not diligently pursuing a cure of such interruption, then commencing with the sixth (6th) day after Landlord receives such notice, the Base Rent shall be abated until the Premises are again tenantable. Such abatement shall be Tenant’s sole and exclusive remedy due to any such interruption.
          6. LATE CHARGE
     Notwithstanding any other provision of this Lease to the contrary, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within five (5) business days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. Notwithstanding the foregoing, no late charge shall be assessed for the first time in any twelve-month period the Base Rent is not paid when due, if such Base Rent is received by Landlord within five (5) days after notice thereof is sent to Tenant. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.
          7. SECURITY DEPOSIT
     On or before the date hereof, Tenant shall deposit with Landlord a clean, irrevocable and unconditional letter of credit payable at sight in a form acceptable to Landlord in its sole discretion (“Letter of Credit”) issued by a bank or financial institution and branch, all approved by Landlord in its sole discretion (hereinafter referred to as the “Bank”) in favor of Landlord, in the amount of Two Hundred Twelve Thousand Six Hundred Thirty-six and 01/100 Dollars ($212,636.00) as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. The Letter of Credit shall have a term which expires no sooner than sixty (60) days after the Expiration Date, or Tenant may deliver a one (1) year unconditional and irrevocable Letter of Credit which by its terms automatically, for the remainder of the Term, renews for successive one (1) year periods unless the Bank provides no less than sixty (60) days written notice to Landlord that such Letter of Credit shall not be renewed, in which event Landlord shall have the right to draw down the entire amount of the Letter of Credit unless Tenant substitutes, prior to the expiration of such letter of Credit, a new Letter of Credit which meets the requirements of this Paragraph 7. The Letter of Credit shall permit multiple drawings and be fully transferable by Landlord without the payment of any fees or charges by Landlord. If Tenant defaults in respect of any of the terms, conditions or provisions of this Lease including, but not limited to, the payment of Rent, and Tenant fails to cure any such default after any required notice and within any applicable cure period hereunder or if Landlord receives a notice that the Letter of Credit shall not be renewed, (i) Landlord shall have the right to require the Bank to make payment to Landlord or its designee of the entire proceeds of the Letter of Credit, and (ii) Landlord may, at the option of Landlord (but Landlord shall not be required to) apply or retain the whole or any part of such sum so paid to it by Tenant or the Bank to the extent required for the payment of any Rent or any other sum as to which Tenant is in default, and any damages to which Landlord is entitled pursuant to the Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord, and (iii) Landlord or any Superior Mortgagee shall hold the remainder of such sum paid to it by the Bank or Tenant, if any, for Landlord’s benefit, as security for the faithful performance and observance by Tenant of the terms, covenants, and conditions of this Lease on Tenant’s part to be observed and performed, with the same rights as hereinabove set forth to apply or retain the same in the event of any further default by Tenant under this Lease. If Landlord applies or retains any part of the proceeds of the Letter of Credit, Tenant shall, within five (5) business days after demand from Landlord, restore the Letter of Credit to its original amount and deliver it to Landlord or its designee the so that Landlord or its designee shall have the full Letter of Credit on hand at all times during the Term of this Lease (and any extension). Tenant’s failure to do so within ten (10) days of receipt of such demand shall constitute a breach of this Lease.
     In the event of a transfer, sale or lease of Landlord’s interest in the Building, Landlord shall transfer or cause to be transferred either the cash or Letter of Credit or any sums collected thereunder by Landlord, together with any other sums then held by Landlord or its designee as such security, to the transferee, vendee or lessee; Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit, and Landlord thereupon shall be released by Tenant from all liability under this Paragraph. Tenant agrees to look solely to the new landlord for the return of the cash or Letter of Credit or any sums collected thereunder and any other security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or any sums collected thereunder and any other security to a new landlord. Tenant further covenants that it shall not assign or encumber, or attempt to assign or encumber, any part of such security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit or such cash security held by Landlord. Recourse by Landlord to the Letter of Credit or such security shall not affect any remedies of Landlord which are provided in this Lease or which are available to Landlord in law or equity.
     In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit except as same may have been applied by Landlord in accordance with this Lease, shall be returned to Tenant promptly after the expiration of this Lease.
          8. POSSESSION
     (a) Tenant’s Right of Possession. Subject to Paragraph 8(b), Tenant shall be entitled to possession of the Premises upon commencement of the Term.
     (b) Delay in Delivering Possession. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees, independent contractors or Landlord’s Investment Advisors (as hereinafter defined) (collectively, “Landlord’s Agents”), be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant.
          9. USE OF PREMISES
     (a) Permitted Use. The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, customers, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws (as hereinafter defined), for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants’ use or occupancy of the Project. If any of Tenant’s office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies to the extent resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building.

     (b) Compliance with Governmental Regulations and Private Restrictions. Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (1) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use of the Premises, the Building or the Project; (2) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) now in force or which may hereafter be in force; and (3) the Rules and Regulations (as defined in Paragraph 41 of this Lease). Without limiting the generality of the foregoing, to the extent Landlord is required by the city or county in which the Building is located to maintain carpooling and public transit programs, Tenant shall cooperate in the implementation and use of these programs by and among Tenant’s employees.
     (c) Compliance with Americans with Disabilities Act. The Premises, the Building and/or the Project may be subject to, among other Laws, the Americans with Disabilities Act, 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Any Tenant Improvements to be constructed hereunder shall comply with the ADA, and all costs incurred to comply therewith shall be a part of and included in the cost of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements complies with all requirements of the ADA. Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to the Building, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Landlord; provided that, if such work is required under the ADA as a result of Tenant’s particular use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA. Within fifteen (15) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, the Building or the Project; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building or the Project. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s Agents harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) to the extent arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents violation or alleged violation of the ADA. Landlord shall and hereby agrees to protect, defend (with counsel acceptable to Tenant) and hold Tenant and Tenant’s Agents harmless and indemnify

Tenant and Tenant’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) to the extent arising from or in any way related to, directly or indirectly, Landlord or Landlord’s Agents violation or alleged violation of the ADA as to the Common Areas. Landlord and Tenant agree that their respective obligations herein shall survive the expiration or earlier termination of this Lease.
     (d) No Roof Access. Subject to Paragraph 60, at no time during the Term shall Tenant have access to the roof of the Building or have the right to install, operate or maintain a satellite-earth communications station (antenna and associated equipment), microwave equipment and/or an FM antenna on the Building or the Project.
          10. ACCEPTANCE OF PREMISES
     By its execution hereof, Tenant acknowledges that it had the opportunity to fully inspect the Premises, including, but not limited to, conducting any desired testing.
     By accepting Landlord’s delivery of the Premises, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.
          11. SURRENDER
     Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by casualty, acts of God, fire, and normal wear and tear excepted), and (b) otherwise in accordance with Paragraph 32(f). Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant’s Property (as hereinafter defined) which it is obligated to remove, remove Tenant’s signage from the Premises, the Building and the Project and repair any damage caused by such removal, and (ii) Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant’s expense to remove any or all Alterations and to repair any damage caused by such removal. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord.

          12. ALTERATIONS AND ADDITIONS
     (a) Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof.
     (b) Any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and all reasonable requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications reasonably approved in writing by Landlord, and shall be constructed and installed by a contractor reasonably approved in writing by Landlord. In connection with any Alteration, Tenant shall deliver plans and specifications therefor to Landlord. Before Alterations may begin, valid building permits or other required permits or licenses must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for all actual third-party costs incurred, as well as one percent (1%) of Tenant’s total costs of construction for monitoring Tenant’s construction; provided, however, that Landlord shall not charge a construction management fee if no formal drawings or governmental permits are required for Tenant’s work. Tenant shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractors procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, Tenant, Landlord’s Investment Advisors, any property manager designated by Landlord and Landlord’s lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).
     (c) All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property.
     (d) No private telephone systems and/or other related computer or telecommunications equipment or lines may be installed without Landlord’s prior written consent. If Landlord gives such consent, all equipment must be installed within the Premises and, at the request of Landlord made at any time prior to the expiration of the Term, removed upon the expiration or sooner termination of this Lease and the Premises restored to the same condition as before such installation.

     (e) Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.
     (f) Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work..
     (g) Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably forseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Project immediately.
          13. MAINTENANCE AND REPAIRS OF PREMISES
     (a) Maintenance by Tenant. Throughout the Term, Tenant shall, at its sole expense, subject to Paragraphs 5(a) and 13(b) hereof, (1) keep and maintain in good order and condition the Premises and Tenant’s Property, (2) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises, and (3) maintain and replace all specialty lamps, bulbs, starters and ballasts. Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project.
     (b) Maintenance by Landlord. Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Proportionate Share(s) of the cost and expense of the following items, Landlord agrees to maintain, repair and replace, as necessary in Landlord’s sole discretion, the following items: the roof coverings; the Systems serving the Premises (excluding any specialty systems installed by or for Tenant) and the Building; and the Parking Areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, agrees to maintain, repair and replace, as necessary in Landlord’s sole discretion, the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls). Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance (or Landlord would have actual notice of the need for such repairs and maintenance as a result of the normal operation of the Building) and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair.
          14. LANDLORD’S INSURANCE
     Landlord shall purchase and keep in force fire, extended coverage and “all risk” insurance covering the Building and the Project. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building and the Project. Landlord may maintain “Loss of Rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.
          15. TENANT’S INSURANCE
     (a) Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a “broad form” commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord, Landlord’s investment advisors and agents from time to time, including, without limitation, UBS Realty Investors LLC (collectively “Landlord’s Investment Advisors”), and Landlord’s lenders as additional insureds (collectively, “Landlord’s Insureds”), against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include a standard extended liability endorsement providing contractual liability coverage, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000.00). Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than twenty-five thousand dollars ($25,000.00). No policy shall be cancelable or subject to reduction of coverage without thirty (30) days prior written notice to Landlord. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the state/commonwealth in which the Premises are located for the issuance of such type of insurance coverage and rated B+:XIII or better in Best’s Key Rating Guide.

     (b) Personal Property Insurance. Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, “Tenant’s Property”) on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. No such policy shall contain a deductible greater than twenty-five thousand dollars ($25,000.00). Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions.
     (c) Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000).
     (d) Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days notice has been given to Landlord).
          16. INDEMNIFICATION
     (a) Of Landlord. Subject to Paragraph 17, Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) to the extent arising from (1) the use of the Premises, the Building or the Project by Tenant or Tenant’s Agents, or from any activity done, permitted or suffered by Tenant or Tenant’s Agents in or about the Premises, the Building or the Project, and (2) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. The obligations of Tenant under this Paragraph 16 shall survive any termination of this Lease.
     (b) Of Tenant. Subject to Paragraph 17, Landlord shall defend, protect, indemnify and hold harmless Tenant and Tenant’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) to the extent arising from (1)

Landlord’s use of the Project, or from any activity done by Landlord or Landlord’s Agents in or about the Project, and (2) any act, neglect, fault, willful misconduct or omission of Landlord or Landlord’s Agents, or from any breach or default in the terms of this Lease by Landlord or Landlord’s Agents, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant. The obligations of Landlord under this Paragraph 16 shall survive any termination of this Lease.
     (c) Notwithstanding anything in this Lease to the contrary, no indemnifying party under any indemnification obligation under this Lease is required to indemnify the other party for any claims, suits, liabilities, judgments, costs, demands, causes of action and expenses to the extent that the same arise from, or to the extent the same are related to, the negligence or the wanton acts of the indemnified party.
     (d) No Impairment of Insurance. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.
          17. SUBROGATION
     Landlord and Tenant hereby mutually waive any claim against the other and its Agent(s) for any loss or damage to any of their property located on or about the Premises, the Building or the Project to the extent caused by or to the extent results from perils covered by property insurance carried by the respective parties, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party shall immediately notify its insurer, in writing, of the terms of these mutual waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease. The risk to be borne by each party under this section shall also include the satisfaction of any deductible amounts required to be paid under the applicable “all risks” fire and casualty insurance carried by the party whose property is damaged, and each party agrees that the other party shall not be responsible for satisfaction of such deductible (provided that Landlord shall have the right to include its deductible in Operating Expenses). These waivers shall apply if the damage would have been covered by a customary “all risks” insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by “all risks” insurance of the type described in this Lease. Each such policy shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by the applicable “all risks” fire and casualty insurance policy.
          18. SIGNS
     Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises without obtaining Landlord’s prior written consent. Tenant shall remove any sign, advertisement or notice placed on the Premises, the Building or the Project by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Project caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Project at Tenant’s sole cost and expense. In addition to any other rights or remedies available to Landlord, in the event that Tenant erects or installs any sign in violation of this Paragraph 18, and Tenant fails to remove same within three (3) business days after notice from Landlord or erects or installs a similar sign in the future, Landlord shall have the right to charge Tenant a signage fee equal to $500 per day for each day thereafter that such sign is not removed or a similar sign is installed or erected in the future. Landlord’s election to charge such fee shall not be deemed to be a consent by Landlord to such sign and Tenant shall remain obligated to remove such sign in accordance with Landlord’s notice.
          19. FREE FROM LIENS
     Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, reasonable attorneys’ fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics’ and materialmen’s liens.
          20. ENTRY BY LANDLORD
     Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to provide services, alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the gross negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” or “for lease” signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction or constructive eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary.

          21. DESTRUCTION AND DAMAGE
     (a) If the Premises are damaged by fire or other perils covered by extended coverage insurance, Tenant shall give Landlord immediate notice thereof and Landlord shall, at Landlord’s option:
          (1) In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the date Landlord obtains actual knowledge of such destruction (the “Casualty Discovery Date”). If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the Casualty Discovery Date.
          (2) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within two hundred forty (240) days from the Casualty Discovery Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than two hundred forty (240) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, either party may elect to terminate this Lease. Landlord shall give written notice to Tenant of its estimate of the repair time within sixty (60) days after the Casualty Discovery Date. If either party terminates, this Lease shall be deemed to have terminated as of the Casualty Discovery Date.
          (3) Notwithstanding anything to the contrary contained in this Paragraph, in the event of material damage to the Premises occurring during the last twelve (12) months of the Term, either Landlord or Tenant may elect to terminate this Lease by written notice of such election given to the other within thirty (30) days after the Casualty Discovery Date.
     (b) If the Premises are damaged by any peril not fully covered by insurance proceeds to be received by Landlord, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

     (c) Notwithstanding anything to the contrary in this Paragraph 21, Landlord shall have the option to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after the Casualty Discovery Date, in each of the following instances:
          (1) If more than twenty-five percent (25%) of the full insurable value of the Building or the Project is damaged or destroyed, regardless of whether or not the Premises is destroyed.
          (2) If the Building or the Project or any portion thereof is damaged or destroyed and the repair and restoration of such damage requires longer than one hundred eighty (180) days from the Casualty Discovery Date, regardless of whether or not the Premises is destroyed.
          (3) If the Building or the Project or any portion thereof is damaged or destroyed and the insurance proceeds therefor are not sufficient to cover the costs of repair and restoration, regardless of whether or not the Premises is destroyed.
          (4) If the Building or the Project or any portion thereof is damaged or destroyed during the last twelve (12) months of the Term, regardless of whether or not the Premises is destroyed.
     (d) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration, but only to the extent of rental abatement insurance proceeds received by Landlord; provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction resulted from the acts or inaction of Tenant or Tenant’s Agents. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.
     (e) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the initial tenant improvements, if any, constructed by Landlord in the Premises pursuant to the terms of this Lease, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant’s expense, Tenant’s Alterations which were not constructed by Landlord.
          22. CONDEMNATION
     (a) If twenty-five percent (25%) or more of either the Premises, the Building or the Project or the parking areas for the Building or the Project is permanently taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty-five percent (25%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable (in Landlord’s reasonable opinion) for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation, whether permanent or temporary, or the repair or restoration of the Premises, the Building or the Project or the parking areas for the Building or the Project following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the parking areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration.
     (b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexplored term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.
          23. ASSIGNMENT AND SUBLETTING
     (a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld or delayed unreasonably as set forth below in this Section 23, provided that Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. A transfer of greater than a fifty percent (50%) interest (whether stock, partnership interest, membership interest or otherwise) of Tenant, either in one (1) transaction or a series of transactions shall be deemed to be an assignment under this Lease.

     (b) When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and 3 years prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date stated in the proposed sublease or assignment, (2) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, provided that (A) such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease nor is any event then occurring which, with the giving of notice or the passage of time, or both, would constitute a Default hereunder, and (B) as a condition to providing such consent, Landlord may require attornment from the proposed subtenant on terms and conditions reasonably acceptable to Landlord. In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in the Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion.
     (c) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Project, (2) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called “exclusive” use then in favor of any other tenant of the Building or the Project, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and Project services than imposed by Tenant, and (3) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put, (ii) the portion of the Premises proposed to be sublet does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, (iii) the proposed sublessee or assignee is either a governmental or quasi-governmental agency or instrumentality thereof; (iv) the proposed sublessee or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed sublessee or assignee, either (x) occupies space in the Project at the time of the request for Landlord’s consent, or (y) is negotiating with Landlord or has negotiated with Landlord to lease comparable space (in size and term) in the Project during the six (6) month period immediately preceding the date Landlord receives Tenant’s request for consent.
     (d) As a further condition to any rights Tenant may have under this Lease to sublet all or any portion of the Premises, Tenant shall advertise space for sublease at a starting base rental rate no lower than Landlord’s then current highest asking base rental rate for other space in the Project which is then on the market for direct lease. If there is no space in the Project then currently on the market for direct lease, Tenant shall not advertise the space for sublease at a starting base rental rate lower than a rate which is the average of the starting rate for Landlord’s last two new leases and/or renewals in the Project, or if Landlord has not entered into two new leases and/or renewals within the immediately preceding six (6) month period, then Tenant shall offer the space for sublease at a starting base rental rate no lower than Landlord’s advertised rental rate for comparable spaces within the Building.
     (e) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess, if any, of (1) the rent and any additional rent payable by the assignee or sublessee to Tenant, less reasonable and customary market-based leasing commissions, if any, incurred by Tenant in connection with such assignment or sublease; minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, which commissions shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant.
     (f) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting).
     (g) Tenant shall pay up to $1,500.00 for Landlord’s reasonable fees (including, without limitation, the fees of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.
     (h) A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.
     (i) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after a Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 23.
     (j) Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar fee in connection with the proposed assignment or sublease.
     (l) Tenant may assign this Lease, or sublease all or part of the Premises, without the consent of Landlord and with no right to recapture the space, to:
          (i) an entity which is controlled by Tenant;
          (ii) an entity which controls Tenant;
          (iii) an entity which is in common control with Tenant;
          (iv) an entity succeeding to Tenant by operation of law by reason of a merger, provided that the liabilities of Tenant are also assumed by such entity;
          (v) an entity succeeding to Tenant’s business by virtue of its purchase of substantially all of Tenant’s assets (but excluding a leveraged buyout of Tenant) provided that the liabilities of Tenant are also assumed by such entity; or
          (vi) an entity which acquires the majority of the capital stock and voting shares in Tenant (each a “Permitted Transferee”).

     For the purposes of the foregoing “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.
          24. TENANT’S DEFAULT
     The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):
     (a) The abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;
     (b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) days after the same is due; provided that, on up to one (1) occasion in any twelve (12) month period, there shall exist no Default unless Landlord gives Tenant written notice of such failure and Tenant fails to make such payment within five (5) days following the giving of such notice;
     (c) A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder, including, without limitation Lease Guarantor, if any, (collectively, “Guarantor”) for the benefit of creditors;
     (d) The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;
     (e) Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;
     (f) Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity;
     (g) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30 or 31 or 42, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required by Paragraph 40;
     (h) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

     (i) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;
     (j) Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in subparagraphs (b)(i), (1) or (m) herein or any other subparagraphs of this Paragraph 24, which shall be governed by the notice and cure periods set forth in such other subparagraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion;
     (k) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease;
     (l) Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within thirty (30) days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof; and
     (m) Any representation of Tenant herein or in any financial statement or other materials provided by Tenant or any guarantor of Tenant’s obligations under this Lease shall prove to be untrue or inaccurate in any material respect, or any such financial statements or other materials shall have omitted any material fact.
          25. LANDLORD’S REMEDIES
     (a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may terminate this Lease immediately and all rights of Tenant hereunder by giving written notice to Tenant of such intention to terminate. If Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:
          (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus
          (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus
          (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
          (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; and (D) any concession made or paid by Landlord for the benefit of Tenant including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including without limitation, any unamortized portion of the Tenant Improvement Allowance , such Tenant Improvement Allowance to be amortized over the Term in the manner reasonably determined by Landlord), if any, and any outstanding balance (principal and accrued interest) of the Tenant Improvement Loan, if any), or assumptions by Landlord of any of Tenant’s previous lease obligations; plus
          (5) such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus
          (6) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
          (7) As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
     (b) Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises, by force if necessary, and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.
     (c) Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 25(b) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord’s sole discretion. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.
     (d) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.
     (e) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.
     (f) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.
          26. LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS
     (a) Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.
     (b) Without limiting the rights of Landlord under Paragraph 26(a) above, Landlord shall have the right at Landlord’s option, without any obligation to do so, to perform any of Tenant’s covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its sole and absolute judgment, or if Landlord otherwise determines in its sole discretion that such performance is necessary or desirable for the proper management and operation of the Building or the Project or for the preservation of the rights and interests or safety of other tenants of the Building or the Project.
     (c) If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) twelve percent (12%) per annum, or (ii) the highest rate permitted by applicable law.
          27. ATTORNEYS’ FEES
     (a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.
     (b) Without limiting the generality of Paragraph 27(a) above, if Landlord or Tenant utilizes the services of an attorney for the purpose of collecting any sums due and unpaid by a party or in connection with any other breach of this Lease by a party, the non-prevailing party agrees to pay the prevailing party’s actual attorneys’ fees, regardless of the fact that no legal action may be commenced or filed.
          28. TAXES
     Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenant’s Property. If any Alteration installed by Tenant pursuant to Paragraph 12 or any of Tenant’s Property is assessed and taxed with the Project or Building, Tenant shall pay such taxes to Landlord within thirty (30) days after delivery to Tenant of a statement therefor.
          29. EFFECT OF CONVEYANCE
     The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Building or the Project containing the Premises, so that, in the event of any sale of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, provided that the purchaser of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.
          30. TENANT’S ESTOPPEL CERTIFICATE
     From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit E and with any other factual statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of (or holder of a deed trust encumbering) Landlord’s interest or assignment of any mortgage or deed of trust upon Landlord’s interest in the Premises. If Tenant fails to provide such certificate within ten (10) business days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee. Landlord agrees that before any Tenant failure to respond shall be deemed to admit the accuracy of such information, Landlord shall deliver notice to Tenant (which may be in the initial notice to Tenant), which shall be captioned in BOLD, ALL CAPITAL LETTERS, stating that any failure to respond shall be deemed to have admitted the accuracy of the information contained in such notice.
          31. SUBORDINATION
     At the option of Landlord, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Project now or hereafter existing and each of the terms, covenants and conditions thereto (the “Superior Lease(s)”), and to all mortgages or deeds of trust which may now or hereafter affect the Building, the Property or any of such leases and each of the terms, covenants and conditions thereto (the “Superior Mortgage(s)”), whether or not such mortgages or deeds of trust shall also cover other land, buildings or leases, to each and every advance made or hereafter to be made under such mortgages or deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages or deeds of trust and spreaders and consolidations of such mortgages or deeds of trust; provided, however, that in no event will Tenant’s possession of the Premises be disturbed, or rights and privileges under this Lease be reduced, as long as no Tenant Default exists. This Paragraph shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination. As used herein the lessor of a Superior Lease or its successor in interest is herein called “Superior Lessor”; and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.
     Notwithstanding the foregoing terms of this Paragraph 31, if a Superior Lease or Superior Mortgage is hereafter placed against or affecting any or all of the Building or the Premises or any or all of the Building and improvements now or at any time hereafter constituting a part of or adjoining the Building, Landlord shall obtain an agreement from the holder thereof in recordable form and substantially in the form attached hereto as Exhibit F or otherwise in form and substance reasonably acceptable to Tenant, whereby the holder of such Superior Lease or Superior Mortgage agrees that the Tenant, upon paying the Base Rent and all of the Additional Rent and other charges herein provided for, and observing and complying with the covenants, agreements and conditions of this Lease on its part to be observed and complied with, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease (including any exercised renewal term), without hindrance or interference from anyone claiming by or through said Superior Mortgagee or Superior Lessor and that said Superior Mortgagee or Superior Lessor shall respect Tenant’s rights under the Lease and, upon succeeding to Landlord’s interest in the Building and Lease, shall observe and comply with all of Landlord’s duties under the Lease.
     If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called “Successor Landlord”), then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. This Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest).
          32. ENVIRONMENTAL COVENANTS
     (a) As used in this Lease, the term “Hazardous Materials” means (i) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law; (ii) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (iii) polychlorinated biphenyls (PCB’s); (iv) asbestos and asbestos containing materials (whether friable or non-friable); (v) lead and lead based paint or other lead containing materials (whether friable or non-friable); (vi) urea formaldehyde; (vii) microbiological pollutants; (viii) batteries or liquid solvents or similar chemicals; (ix) radon gas; and (x) mildew, fungus, mold, bacteria and/or other organic spore material, whether or not airborne, colonizing, amplifying or otherwise.
     (b) As used in this Lease, the term “Environmental Laws” means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials including but not limited to the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and the Maryland Environment Code Ann.

“Environmental Laws” shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material. “Environmental Law” shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.
     (c) Landlord covenants that Landlord will comply with all Environmental Laws relating to the use, storage or disposal of any Hazardous Materials. Landlord shall indemnify and hold harmless Tenant from and against any and all claims, damages, fines, judgments, penalties, costs, losses, liabilities and expenses (including, without limitation, reasonable attorneys’, consultants’, and experts’ fees) incurred by Tenant and to the extent attributable to (i) any Hazardous Materials placed on or about the Project by Landlord or Landlord’s Agents, or (ii) Landlord’s breach of any provision of this Paragraph 32.
     (d) During its use and occupancy of the Premises Tenant will not permit Hazardous Materials to be present on or about the Premises except for normal quantities of cleaning and other business supplies customarily used and stored in an office and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.
     (e) If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the property in which the Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are necessary, in Landlord’s reasonable discretion, to protect the value of the Premises or the property in which the Premises are located. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems necessary, in Landlord’s sole discretion, to protect the value of the Premises or the property in which the Premises are located. All reasonable costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant promptly upon demand.
     (f) Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials.
     (g) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of those Hazardous Materials that Tenant or Tenant Parties introduced or for which Tenant is legally responsible. Notwithstanding anything to the contrary provided herein, Tenant shall not be required to remove any Hazardous Material, debris or waste to the extent such existed prior to the Tenant’s occupancy of the Premises or was caused by Landlord, Landlord’s Agents or other tenants in the Building. Tenant’s obligations and liabilities pursuant to this Paragraph 32 shall be in addition to any other surrender requirements in this Lease and shall survive the expiration or earlier termination of this Lease. To the extent reasonably determined by Landlord that the condition of all or any portion of the Premises, the Building, and/or the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, debris or waste, including, without limitation, all Environmental Laws, at the expiration or earlier termination of this Lease due to a default by Tenant of its obligations under this Lease, then at Landlord’s sole option, and following reasonable notice to Tenant, Landlord may perform such work as is necessary to cure such default by Tenant, and Tenant shall be responsible for payment of all costs reasonably expended by Landlord in such cure. For purposes hereof, the term “normal wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, and/or the Project in any manner whatsoever related directly or indirectly to Hazardous Materials brought (or generated) on the Premises by Tenant or Tenant’s invitees.
     (h) Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises or the property in which the Premises is located, and any and all sums paid for settlement of claims), liabilities and expenses (including, without limitation, attorneys’, consultants’, and experts’ fees) incurred by Landlord during or after the term of this Lease and to the extent attributable to (i) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant’s Agents, or resulting from the action or inaction (to the extent Tenant had an obligation under this Lease to act) of Tenant or Tenant’s Agents, or (ii) Tenant’s breach of any provision of this Paragraph 32. This indemnification includes, without limitation, any and all costs incurred by Landlord due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.
     (i) Because mold spores are present essentially everywhere and mold can grow in almost any moist location, Tenant acknowledges the necessity of adopting and enforcing good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains) for the prevention of mold (such measures, “Mold Prevention Practices”). Tenant will, at its sole cost and expense, keep and maintain the Premises in good order and condition in accordance with the Mold Prevention Practices.
     (j) Tenant, at its sole cost and expense, shall:
          (i) Regularly monitor the Premises for the presence of mold and any conditions that reasonably can be expected to give rise to or be attributed to mold or fungus including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks or any other water collection or penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the “Mold Conditions”); and
          (ii) Immediately notify Landlord in writing if it observes or suspects mold or Mold Conditions in, at, or about the Premises or a surrounding area.

     (k) In the event of suspected mold or Mold Conditions in, at, or about the Premises and surrounding areas, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present in, at, or about the Premises.
     (l) Tenant hereby releases and relieves Landlord from any and all liability for bodily injury and damage to property, waives any and all claims against Landlord and assumes all risk of personal injury and property damage related to or allegedly caused by or associated with any mold or Mold Conditions in or on the Premises caused by Tenant arising after the Commencement Date.
     (m) The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.
          33. NOTICES
     All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or nationally recognized overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above.
          34. WAIVER
     The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of payment shall not be deemed to be a waiver of any preceding breach, other than the failure to pay the particular amount so accepted, regardless of a party’s knowledge of such preceding breach at the time of acceptance. No delay or omission in the exercise of any right or remedy in regard to any Default shall impair such a right or remedy or be construed as a waiver. Any waiver of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.
          35. HOLDING OVER
     Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to the greater of one hundred fifty percent (150%) of the fair market rental value for the Premises as determined by Landlord or two hundred percent (200%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 32(e), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.
          36. SUCCESSORS AND ASSIGNS
     The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.
          37. TIME
     Time is of the essence of this Lease and each and every term, condition and provision herein.
          38. BROKERS
     Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.
          39. LIMITATION OF LIABILITY
     In the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the interest in the Building of the then current Landlord (including rentals and insurance payable to or received by Landlord and condemnation awards, but excluding any amounts needed to repair or restore the Building). Except as provided in the following sentence, Tenant’s remedy shall not extend to any sales proceeds received by Landlord or the Landlord Parties (as hereinafter defined) in connection with the sale of the Building and/or the Land. If Landlord (i) requests and Tenant provides an estoppel certificate to Landlord in connection with such sale, the estoppel certificate asserts a default by Landlord under the Lease, such default is not cured by the closing of the sale, and Tenant makes a claim against Landlord no later than sixty (60) days after Tenant receives written notice of the closing of the sale, then Tenant may make a claim against the sale proceeds for the default specified in the estoppel certificate to the extent of its damages, or (ii) fails to request an estoppel certificate from Tenant in connection with such sale, and Tenant, no later than sixty (60) days after Tenant receives written notice of the closing of the sale, asserts a default by Landlord under this Lease for a Landlord default arising prior to the closing of the sale, then Tenant may make a claim against Landlord for the proceeds of the sale to the extent of its damages. For purposes of this Lease, “Landlord Parties” shall mean, collectively Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 39 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party. Under no circumstances shall any present or future partner of Tenant (if Tenant is a partnership), future member in Tenant (if Tenant is a limited liability company) or trustee or beneficiary (if Tenant or any partner or member of Tenant is a trust), or any officer, director, shareholder or employee of Tenant have any liability for the performance of Tenant’s obligations under this Lease.
          40. FINANCIAL STATEMENTS
     Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.
          41. RULES AND REGULATIONS
     Tenant shall comply with the rules and regulations attached hereto as Exhibit D, along with any modifications, amendments and supplements thereto, and such reasonable rules and regulations as Landlord may adopt in the future, from time to time, for the orderly and proper operation of the Building and the Project (collectively, the “Rules and Regulations”). The Rules and Regulations may include, but shall not be limited to, the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish. The then current Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said Rules and Regulations. Landlord shall use reasonable efforts to enforce all such Rules and Regulations, including any exceptions thereto, uniformly and in a manner which does not discriminate against Tenant, although it is understood that Landlord may grant exceptions to such Rules and Regulations in circumstances in which it reasonably determines such exceptions are warranted.

          42. MORTGAGEE PROTECTION
     (a) Modifications for Lender. If, in connection with obtaining financing for the Project or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.
     (b) Rights to Cure. Tenant shall give to any trust deed or mortgage holder (“Holder”), by a method provided for in Paragraph 33 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional reasonable period within which to cure such default, or if such default cannot be cured without Holder pursuing its remedies against Landlord, then such additional time as may be necessary to commence and complete a foreclosure proceeding, provided Holder commences and thereafter diligently pursues the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.
          43. INTENTIONALLY OMITTED.
          44. PARKING
     (a) Provided that Tenant shall not then be in Default under the terms and conditions of the Lease, and provided further, that Tenant shall comply with and abide by Landlord’s parking rules and regulations from time to time in effect, Tenant shall have the right to use for the parking of standard size passenger automobiles, pick up trucks, vans and SUVs, the number of exclusive and designated and non-exclusive and undesignated parking spaces, if any, set forth in the Basic Lease Information in the Parking Areas, provided, however, that Landlord shall not be required to enforce Tenant’s right to use such parking spaces. All unreserved spaces will be on a first-come, first-served basis in common with other tenants of and visitors to the Project in parking spaces provided by Landlord from time to time in the Project’s Parking Areas. In the event Tenant is granted the use of exclusive and designated parking spaces, as indicated in the Basic Lease Information, then such spaces shall be located in the area(s) designated by Landlord from time to time. Tenant’s license to use the parking spaces provided for herein shall be subject to such terms, conditions, rules and regulations as Landlord or the operator of the Parking Area may reasonably impose from time to time, including, without limitation, the imposition of a parking charge.
     (b) Each vehicle shall, at Landlord’s option to be exercised from time to time, bear a permanently affixed and visible identification sticker to be provided by Landlord. Tenant shall not and shall not permit its Agents to park any vehicles in locations other than those specifically designated by Landlord as being for Tenant’s use. The license granted hereunder is for self-service parking only and does not include additional rights or services. Neither Landlord nor its Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder, other than in connection with an assignment of this Lease or subletting of the Premises, and in the event an attempted assignment is made, it shall be void.
     (c) Tenant recognizes and agrees that visitors, clients and/or customers (collectively the “Visitors”) to the Project and the Premises must park automobiles or other vehicles only in areas designated by Landlord from time to time as being for the use of such Visitors and Tenant hereby agrees to ask its Visitors to park only in the areas designated by Landlord from time to time for the use of Tenant’s Visitors. Further, parking for Visitors is subject to the payment of fees (“Visitor Parking Fees”) at rates set and to be set by Landlord from time to time in its sole discretion. Tenant hereby covenants and agrees to pay or ask its Visitors to pay the Visitor Parking Fees, plus tax thereon, as shall be set by Landlord from time to time and to comply with and abide by Landlord’s or Landlord’s parking operator’s rules and regulations governing the use of such Visitor’s parking as may be in existence from time to time.
     (d) In the event any tax, surcharge or regulatory fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay such tax, surcharge or regulatory fee as Additional Rent under this Lease, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by the governmental authority).
          45. ENTIRE AGREEMENT
     This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.
          46. INTEREST
     Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within five (5) business days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at the greater of (a) an annual rate equal to the maximum rate of interest permitted by law, or (b) twelve percent (12%) per annum. Payment of such interest shall not excuse or cure any default.
          47. GOVERNING LAW; CONSTRUCTION
     This Lease shall be construed and interpreted in accordance with the laws of state in which the Premises is located. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease.

Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.
          48. REPRESENTATIONS AND WARRANTIES OF TENANT
     Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.
     (a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.
     (b) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.
     (c)
     (A) to the best of its knowledge, Tenant is not in violation of any Anti-Terrorism Law;
     (B) to the best of its knowledge, Tenant is not, as of the date hereof:
     (i) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;
     (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or
     (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

     (C) to the best of its knowledge, neither Tenant nor any of its officers, directors, shareholders or members, as applicable, is a Prohibited Person.
     If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.
     As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”, as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.
          49. NAME OF BUILDING
     In the event Landlord chooses to change the name or address of the Building and/or the Project, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change. Landlord shall reimburse Tenant for Tenant’s reasonable replacement stationery expenses which Tenant has on hand as of the date Landlord notifies Tenant that Landlord intends to change the name of the Building.
          50. SECURITY
     (a) Tenant acknowledges and agrees that, while Landlord may in its sole and absolute discretion engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.
     (b) Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.
          51. JURY TRIAL WAIVER
     The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Building or the Project or any part thereof, or (ii) to which either is a party.
          52. RECORDATION
     Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.
          53. RIGHT TO LEASE
     Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interest of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Project.
          54. FORCE MAJEURE
     Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to payment of money pursuant to this Lease (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance cause by a Force Majeure.
          55. ACCEPTANCE
     This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant and Landlord’s receipt of the Security Deposit.

          56. RENEWAL OPTION
     (a) Exercise of Options. Provided Tenant is not in Default, Tenant shall have the option (each an “Option”) to renew this Lease for two (2) additional five (5) year periods (each an “Option Period”) for the period commencing on the date following the Expiration Date (as same may be extended) upon the terms and conditions contained in this Lease, except, as provided in this Paragraph 56. To exercise the Option, Tenant shall give Landlord notice (the “Extension Notice”) of the intent to exercise said Option not less than twelve (12) months or more than fifteen (15) months prior to the date on which the Option Period which is the subject of the notice will commence. The notice shall be given as provided in Paragraph 33 hereof. In the event Tenant shall exercise the Option, this Lease will terminate in its entirety at the end of the Option Period and Tenant will have no further Options to renew or extend the Term of this Lease.
     (b) Determination of Base Rent. The Base Rent for the Option shall be determined as follows:
          (i) Landlord and Tenant will have thirty (30) days after Landlord receives the Extension Notice within which to agree on the fair market rental value of the Premises in the Bethesda, Maryland submarket as of the commencement date of the Option Period, as defined in subsection (ii) below. If they agree on the Base Rent within thirty (30) days, they will amend this Lease by stating the Base Rent.
          (ii) If Landlord and Tenant are unable to agree on the Base Rent for the Option Period within thirty (30) days, the Base Rent for the Option Period will be the-fair market rental value of the Premises as of the commencement date of the Option Period as determined in accordance with subsection (iii) hereof. As used in this Lease, the “fair market rental value of the Premises” means what a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would determine as Base Rent (including initial monthly rent and rental increases), which shall include concessions, for the Option Period, as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in the vicinity of the Project.
          (iii) Within thirty (30) days after the expiration of the thirty (30) day period set forth in subparagraph (ii) above, Landlord and Tenant shall each appoint one licensed real estate appraiser, and the two appraisers so appointed shall jointly attempt to determine and agree upon the then fair market rental value of the Premises. If they are unable to agree, then each appraiser so appointed shall set one value, and notify the other appraiser, of the value set by him or her, concurrently with such appraiser’s receipt of the value set by the other appraiser. The two appraisers then shall, together, select a third licensed appraiser, who shall make a determination of the then fair market rental value, after reviewing the reports of the first two appraisers appointed by the parties, and after doing such independent research as he/she deems appropriate. The value determined by the third appraiser shall be the then fair market rental value of the Premises. Landlord and Tenant shall each pay for their own respective appraiser, and they shall divide equally the cost of the third appraiser.

          57. RIGHT OF FIRST OFFER.
     Provided Tenant is not then in Default under the terms of this Lease and there are a minimum of five (5) years remaining in the Lease Term, Landlord shall notify Tenant that additional office space on the second (2nd) floor of the Building (the “Additional Space”) is to become available. The Term of the Lease for the Additional Space shall be coterminous with this Lease and the Base Rent shall be the then fair market rent, as determined in accordance with Section 56(b) above (the “Offer Terms”). Tenant shall have an option exercisable by written notice to Landlord within five (5) business days after receipt of Landlord’s notice, to lease the Additional Space upon the Offer Terms. Rent in respect of the Additional Space shall commence to be due and payable on the date Landlord delivers the Additional Space to Tenant free of other tenants and occupants and otherwise in accordance with the Offer Terms. Promptly after Tenant exercises this option but no later than five (5) business days after the Base Rent is determined, the parties shall enter into a supplemental agreement to this Lease setting forth the terms and conditions upon which Tenant shall lease the Additional Space and incorporating the Additional Space as part of the Premises.
          58. TENANT ACCESS
     Subject to Landlord’s reasonable regulations, Tenant shall have access to the Building, underground parking garage and Premises 24 hours per day, 365 days per year, except in the case of an emergency or when the Building may be closed by governmental authorities. Landlord shall provide Tenant with a restricted entry access system for after-hours access to the Building.
          59. STORAGE SPACE
     In addition to the Premises, Landlord leases to Tenant 1,000 rentable square feet of storage space on the lower level of the Building (the “Storage Premises”). Such space shall be used solely by Tenant for storage and is not to be occupied by any of Tenant’s personnel. Tenant promises and agrees to pay Landlord as Additional Rent the annual sum of Fifteen Thousand and 00/100 Dollars ($15,000.00), payable in equal monthly installments of One Thousand Two Hundred Fifty and 00/100 Dollars ($1,250.00), triple net, without demand, notice, deduction, counterclaim or set-off, for each month of the entire Lease Term. Such additional rent shall be increased by three percent (3%) each year on the anniversary of the Commencement Date. The first monthly installment shall be due and payable upon execution of this Lease. The rental for each subsequent month shall be paid in advance beginning on the first day of the calendar month following the expiration of the first calendar month of the Lease Term and continuing thereafter on or before the first day of each succeeding calendar month during the term hereof. Landlord will not be required to provide heat, air conditioning, water, char service or any other utility or service to the Storage Premises, all of which shall be at Tenant’s sole cost and expense. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.
          60. ROOF RIGHTS
     If, during the term of the Lease, Tenant wishes to install a satellite dish or other antenna on the roof of the Building, Landlord and Tenant agree to negotiate in good faith a separate License Agreement which will more particularly detail the obligations of each party with respect to such satellite dish or antenna.

          61. LANDLORD DEFAULT
     If Landlord fails to perform its obligations under this Lease, Landlord shall not be in default unless Landlord fails to perform such obligations within thirty (30) days after notice by Tenant to Landlord specifying the nature of the obligations Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If Landlord is unable to fulfill or is delayed in fulfilling any of Landlord’s obligations under this Lease by reason of floods, earthquakes, lightning, or any other acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials, or by any other reason beyond Landlord’s reasonable control, or if Landlord enters the Premises or makes any Alterations to the Premises, the Building or any portion thereof pursuant to this Lease, then no such inability or delay by Landlord and no such entry or work by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant shall not be entitled to any setoff, offset, abatement or deduction of Rent or other amounts due Landlord hereunder if Landlord fails to perform its obligations hereunder. Notwithstanding any provision of this Lease to the contrary, Tenant’s sole remedy for a default of this Lease by Landlord shall be an action for damages, injunction or specific performance; Tenant shall have no right to terminate this Lease on account of any breach or default by Landlord.

LANDLORD:	EW BETHESDA OFFICE INVESTORS, LLC, a
Delaware limited liability company

	By:	UBS Realty Investors LLC, a Massachusetts
limited liability company, its Manager

	By:	/s/ STUART FEINBERG

TENANT:	SUCAMPO PHARMACEUTICAL, INC., a Delaware corporation

	By:	/s/ SACHIKO KUNO
Print Name: Sachiko Kuno, Ph.D.
	Its:	President and Chair of the Board

EXHIBIT A
DIAGRAM OF THE PREMISES

BETHESDA OFFICE CENTER

FLOOR PLANS

THIRD FLOOR
25,016 Square Feet

A

EXHIBIT B
TENANT IMPROVEMENTS
Lease between
EW BETHESDA OFFICE INVESTORS, LLC, as Landlord
and
SUCAMPO PHARMACEUTICALS, INC., as Tenant
WORK LETTER
     Tenant agrees to accept the Premises in its “as is” condition, as of the Commencement Date subject to the following:
     1. Tenant acknowledges it has inspected and is fully familiar with the Premises and is taking possession of such in its “as is” condition as of date of the full the Commencement Date.
     2. Any renovation of the Premises after their initial build-out shall constitute an Alteration and shall be subject to the terms and conditions of Section 12 of this Lease.
     3. Tenant shall make all improvements to the Premises using Building Standard materials in accordance with its obligations set forth under this Lease, and in accordance with the requirements of the Standard Rules and Regulations for Contractors attached to this Lease as Exhibit B-1 and incorporated herein by reference. Tenant may select a general contractor from a list that previously has been approved by Landlord or shall obtain Landlord’s consent to its proposed general contractor.
     4. Once approved by Landlord, no material deviation from the Tenant Plans (defined below) which shall affect the base Building or any mechanical, electrical or plumbing systems or equipment or which would alter the appearance of the Building from the exterior as determined by Landlord in Landlord’s reasonable judgment, shall be made by Tenant without Landlord’s prior written consent. Landlord agrees to consent or withhold its consent to all Tenant Plans within five(5) business days after delivery of such documents to Landlord. Upon completion of all improvements, Tenant shall, at no cost or expense to Landlord, furnish to Landlord a complete set of final, as-built drawings related to such work showing all changes and deviations from the Tenant Plans, as well as certificates and lien waivers from all contractors and sub-contractors providing materials to, or performing work within, the Premises. Approval of the Tenant Plans by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency, or that they comply in any way with applicable federal, state or local law, and Tenant shall be solely responsible for such accuracy, sufficiency or compliance. All work performed by Tenant shall be in accordance with: good construction practices; all applicable laws, orders, regulations and requirements of federal, state and local authorities having jurisdiction (“Jurisdictional Authorities”); and all insurance requirements. It is further

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understood and agreed that Landlord shall have no responsibility or liability whatsoever for any loss of, or damage to, any fixtures, installed or left in the Premises. Tenant shall obtain at its sole cost and immediately thereafter furnish to Landlord all certificates and approvals with respect to work done and installations made pursuant to this Section that may be required from any of the Jurisdictional Authorities for the issuance of a certificate of occupancy for the Premises. Upon the issuance of the certificate of occupancy, a copy thereof shall be immediately delivered to Landlord.
     5. All improvements constructed in the Premises by Tenant shall become and remain the property of Landlord. In addition to the foregoing, in the event Tenant decides to demolish any of the existing improvements in the Premises, Landlord shall have the right to recover and remove any items which Tenant intends to demolish or remove. Notwithstanding the foregoing, however, Tenant’s trade fixtures, equipment and moveable wall systems, furniture and furnishings shall be and remain the property of Tenant. In the event Tenant removes any of the foregoing, Tenant agrees to repair any damage to the Premises or the Building. Any replacement of any property, fixtures or improvements of Landlord, whether made at Tenant’s expense or otherwise, shall be and remain the property of Landlord.
     6. Tenant shall use the services of an architect selected by Tenant for the preparation of all space planning and construction documents with respect to the renovation of the Premises (“Tenant Plans”). Tenant’s architect, who must be fully licensed in the jurisdiction in which the Building is located and insured in accordance with industry standards, shall be subject to the approval of Landlord. The cost associated with the preparation of such documents, including any services of an engineering consultant approved by Landlord, which approval shall not be unreasonably withheld or delayed, shall be paid by Tenant. Tenant shall be responsible for all bidding and construction of the Tenant Work in the Premises. Landlord’ agent, Lincoln Property Company, shall be notified of, and shall have the right to attend, all architectural and construction meetings, and shall have the right to enter and inspect the Premises, without notice to Tenant, during the construction and build-out. Tenant shall pay Landlord a construction management fee of one percent (1%) of the total hard and soft costs of the improvements.
     7. Landlord shall provide Tenant with an allowance (the “Allowance”) which shall be an amount equal to the product of (i) the total rentable area of the Premises multiplied by (ii) $45.00. The Allowance shall be available to Tenant in monthly installments upon timely submission of Tenant’s statement with all required lien waivers and certificates as provided below as construction of the improvements to the Premises progresses and Tenant incurs expenses toward which the Allowance may be applied. Each statement delivered by Tenant shall show, in reasonable detail, all costs incurred and shall be accompanied by invoices of each contractor, subcontractor, supplier or vendor for which reimbursement is sought, and a lien waiver and a certificate, from each contractor and subcontractor whose contract has an aggregate value equal to or greater than $2,500, certifying that all payments then due such contractor or subcontractor and to laborers, materialmen and subcontractors under it have been made, except the amounts then being requisitioned. All contract documents and requisitions submitted by Tenant for reimbursement from the Tenant Allowance relating to design and construction shall be in the then current AIA format. Disbursement shall be made from the Allowance on or before thirty (30) days after Landlord receives Tenant’s complete and correct statements with all required supporting documentation.

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     9. Tenant shall not be required to remove any of the initial Tenant improvements prior to, upon or after the expiration or earlier termination of the Lease, so long as the foregoing initial Tenant improvements are considered to be a normal Tenant office buildout.

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EXHIBIT C
COMMENCEMENT AND EXPIRATION DATE MEMORANDUM

LANDLORD:	EW BETHESDA OFFICE INVESTORS, LLC

TENANT:	SUCAMPO PHARMACEUTICALS, INC.

LEASE DATE:	, 2006

PREMISES:	Located at 4520 East-West Highway, Suite 300, Bethesda, Maryland
     Tenant hereby accepts the Premises as being in the condition required under the Lease, with all Tenant Improvements completed (except for minor punchlist items which Landlord agrees to complete).
     The Commencement Date of the Lease is hereby established as May 15, 2007, the Rent Commencement Date is October 15, 2007, and the Expiration Date is February 15, 2017.

TENANT:	SUCAMPO PHARMACEUTICALS, INC.,
a corporation

By:
Print Name:
Its:

Approved and Agreed:
Landlord:
EW BETHESDA OFFICE INVESTORS, LLC,
a Delaware limited liability company

By:	UBS Realty Investors LLC,
Its Manager

By:

Its

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EXHIBIT D
RULES AND REGULATIONS
     This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit D to the Lease Agreement, dated as of the Lease Date, by and between landlord and Tenant for the Premises. The terms and conditions of this Exhibit D are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit D have the meanings ascribed to such terms in the Lease.
     1. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.
     2. All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.
     3. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 32 of the Lease.
     4. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.
     5. Tenant shall not make any duplicate keys or key cards to the Premises or the Building without the prior consent of Landlord.
     6. Tenant shall park motor vehicles in parking areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated parking areas after the conclusion of normal daily business activity.
     7. Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Building or Project and shall cooperate to prevent same.
     8. No person shall go on the roof without Landlord’s permission.
     9. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.
     10. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.
     11. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

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     12. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.
     13. Tenant shall not permit any animals, including but not limited to, any household pets (but excluding service animals, which are permitted), to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.

INITIALS:

TENANT:

LANDLORD:

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EXHIBIT E
FORM OF ESTOPPEL CERTIFICATE
                                              (herein “Tenant”) hereby certifies to                                           and its successors and assigns that Tenant leases from                      (“Landlord”) approximately                      square feet of space (the “Premises”) in                      pursuant to that certain Deed of Lease dated                      by and between Landlord and Tenant, as amended by                                          (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to                                         , that as of the date hereof:
     1. The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.
     2. Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.
     3. The initial term of the lease commenced                     and shall expire                     . Tenant has the following rights to renew or extend the term of the Lease or to expand the Premises:                                         .
     4. Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows:                                         .
     5. Base Rent payable under the Lease is                     . Base Rent and additional Rent have been paid through
              . There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.
     6. There are no concessions, bonuses, free months’ rent, rebates or other matters affecting the rentals except as follows:                     .
     7. No security or other deposit has been paid with respect to the Lease except as follows:
     8. To the best of the undersigned’s knowledge, Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of the Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent except as follows:                                         . Tenant is not in default under any of the terms and conditions of the lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.

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     9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows:                                         .
     10. Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part.
     11. The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.
     Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises. IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this day of                    ,                    .

“TENANT”

By:
Name:
Title:

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EXHIBIT F
FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
AGREEMENT
     THIS AGREEMENT is dated the                     day of                     , 19                     , and is made between                                         , a                      having a place of business and mailing address of                     (“Mortgagee”), and                     , a                      having a place of business and mailing address of                      (“Tenant”).
RECITALS:
I. Tenant has entered into a certain lease (“Lease”) dated                     , 19                    , with                     , as lessor (“Landlord”) covering certain premises known as                     , being part of a premises commonly known as                      and located in                      (the “Premises”).
II. Mortgagee has agreed to make a mortgage loan in the amount of                      ($                    ) Dollars (together with all amendments, modifications, supplements, renewals, extensions, spreaders and consolidations thereto, the “Mortgage”) to the Landlord, secured by the Premises, and the parties desire to set forth their agreement herein.
     NOW, THEREFORE, in consideration of the Premises, and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, the parties hereby agree as follows:
A.	Said Lease is and shall be subject and subordinate to the Mortgage insofar as it affects the real property of which the Premises form a part to the full extent of the amounts secured thereby and interest thereon.

B.	Tenant’s possession of the Premises will not be disturbed, and Tenant’s rights and privileges under the Lease will not be reduced, as long as no Tenant Default, as defined in the Lease, exists.

C.	Tenant agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser(s), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of said Lease upon the same terms and conditions set forth in said Lease.

D.	If it becomes necessary to foreclose the Mortgage, Mortgagee will not terminate said Lease nor join Tenant in summary or foreclosure proceedings (unless such joinder shall be required to protect Mortgagee’s interest under the Mortgage and in which case Mortgagee shall not seek affirmative relief from Tenant in such action or proceeding) so long as Tenant is not in default under any of the terms, covenants, or condition of said Lease.

E.	If Mortgagee succeeds to the interest of Landlord under the Lease, Mortgagee shall not be:
1.	liable for any act or omission of any prior landlord (including Landlord); or

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2.	liable for the return of any security deposit; or

3.	subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

4.	bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

5.	bound by any amendment, modification, extensions or renewal of the Lease made without Lender’s consent, which shall not be unreasonably withheld; or

6.	bound by any representation or warranty made by any prior landlord (including Landlord).
F.	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

G.	Tenant agrees to give Mortgagee, by registered or certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rent and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that Tenant shall not terminate the Lease nor, except to the extent that the following are expressly permitted by the Lease, abate rents thereunder or claim an offset against rents thereunder unless notice has been given to Mortgagee and Mortgagee has been the same period of time as Landlord is afforded under the Lease to cure such default.

H.	Tenant acknowledges that it has notice that Landlord’s interest under the Lease and the rents thereunder have been collaterally assigned to Mortgagee as part of the security for the obligations secured by the Mortgage. Notice from Mortgagee to Tenant directing payment of rent and all other sums due under the Lease shall have the same effect under the Lease as a notice to Tenant from Landlord and Tenant agrees to be bound by such notice. In the event of any conflict or inconsistency between a notice from Landlord and a notice from Mortgagee, the notice from Mortgagee shall control.

I.	This Agreement shall not be modified, amended or terminated except by a writing duly executed by the party against whom the same is sought to be enforced.

J.	This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the laws of conflicts) of the state in which the Premises are located.

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     IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

Mortgagee:
Date

By:
Its:
Address:

Tenant:
Date

By:
Its:

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